UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2007, Ampex Corporation (the “Company”) announced that it has appointed Dr. Alain C. Briançon as a member of its Board of Directors. Dr. Briançon was elected at a meeting of the Company’s Board held on March 5, 2007. He will serve as a Class II director, and will fill the vacancy in that class created when the Company expanded the size of its Board in February 2007. Dr. Briançon will also serve on the Compensation, Nominating and Corporate Governance, Stock Incentive Plan and Stock Bonus Plan Committees of the Company’s Board of Directors.

Dr. Briançon is currently the Chief Technology Officer of NTERA, Inc., a venture capital-backed company located in West Conshohocken, PA. NTERA is involved in the design and commercialization of state-of-the-art digital displays. Prior to joining NTERA, Dr. Briançon was the CTO of InterDigital Communications Corporation, a leading technology licensing company to cellular and other wireless markets, from 2001 to 2005. He held senior technology positions at Motorola, Inc. from 1995 to 2000.

A copy of the Company’s press release dated March 8, 2007 is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Ampex Corporation dated March 8, 2007.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Craig L. McKibben
Craig L. McKibben
Vice President

Date: March 8, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release of Ampex Corporation dated March 8, 2007.

*	Filed herewith.